2000 Westchester Avenue, Purchase, New York 10577 •(914) 701-8000

FOR IMMEDIATE RELEASE

Contacts: Dan Loh (Investors) –(914) 701-8200 Beth Roach (Media) – (914) 701-6576

Atlas Air Worldwide
Reports Second-Quarter 2017 Results

Reported Income from Continuing Operations of $39.0 Million
Adjusted Income from Continuing Operations of $29.1 Million
Placed Three 747-400F ACMI Aircraft with New Customer
Increasing Full-Year Outlook

PURCHASE, N.Y., August 2, 2017 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced income from continuing operations, net of taxes, of $39.0 million, which included an unrealized gain on financial instruments of $13.8 million related to outstanding warrants, for the three months ended June 30, 2017. Results compared with income from continuing operations, net of taxes, of $20.9 million, which included an unrealized gain on financial instruments of $26.5 million related to outstanding warrants, for the three months ended June 30, 2016.

On an adjusted basis, income from continuing operations, net of taxes, in the second quarter of 2017 totaled $29.1 million compared with $20.2 million in the year-ago quarter.

Diluted earnings per share from continuing operations, net of taxes, were $0.92 for the three months ended June 30, 2017 and a loss of $0.26 for the three months ended June 30, 2016, reflecting the impact of warrant accounting and transaction-related expenses. Adjusted diluted EPS from continuing operations, net of taxes, totaled $1.09 in the second quarter of 2017 and $0.80 in the second quarter of 2016.

“Earnings growth in the second quarter reflected a 17% increase in revenue, 15% increase in block hours, and higher direct contribution in all of our segments,” said President and Chief Executive Officer William J. Flynn. “Our growth also reflected an increase in aircraft utilization and a rise in commercial charter yields. During the quarter, we started flying for Cathay Pacific and Yangtze River Airlines and added four 767-300 freighters for Amazon, including our fifth and sixth aircraft in June.

“We are experiencing good momentum in our business, and we expect that to carry through 2017, into 2018 and beyond. As a result, we are increasing our full-year 2017 outlook.

“We anticipate that our adjusted income from continuing operations, net of taxes, will grow by a percentage in the mid-teens this year, approximately double the midpoint of our previous outlook.

“As announced today, we have entered into an ACMI agreement to operate three 747-400s for Hong Kong Air Cargo, the first of which will start flying in September. We have a strategic focus on the fast-growing Chinese and Asian markets, and we have added five new customers there this year.

“We also continue to move more deeply into the faster-growing express and e-commerce markets. More than 70% of our current freighters operate for customers in these markets, and that percentage will increase as we ramp up from six aircraft for Amazon currently to an expected 20 by the end of 2018.

“The evolution of e-commerce is transforming the global supply chain and creating significant new opportunities for Atlas. Freighter aircraft in scaled route networks, such as those that we operate, provide the just-in-time service that enables consumers to receive their orders as quickly as possible.”

Second-Quarter Results

Higher ACMI contribution in the second quarter of 2017 was primarily driven by an increase in flying, partially offset by higher heavy maintenance costs. Segment revenue growth benefited from an increase in block-hour volumes, reflecting greater 767 and 747-400 CMI flying as well as higher aircraft utilization. Average rates reflected the growth in 767 and 747-400 CMI flying.

Higher Charter segment contribution during the period was primarily due to improved commercial cargo yields, lower costs related to crew training, and an increase in commercial and military demand. These impacts were partially offset by higher heavy maintenance costs and lower rates paid by the military. Segment revenue growth was driven by an increase in block-hour volumes and average rates.

In Dry Leasing, higher revenue and segment contribution were primarily driven by the placement of six 767-300 converted freighter aircraft with Amazon between August 2016 and June 2017. Segment contribution also benefited from a reduction in interest expense due to the scheduled repayment of debt related to dry leased 777 aircraft in our portfolio.

Higher unallocated income and expenses in the second quarter of 2017 primarily reflected an increase in unallocated interest expense, growth initiatives, and amortization of a customer incentive asset, partially offset by an accrual for legal matters in the year-ago period.

Both reported and adjusted income from continuing operations in the second quarter of 2017 included a $2.7 million, or $0.10 per diluted share, benefit related to the timing of heavy maintenance that has moved to the third quarter of 2017 from the second quarter.

Reported earnings in the second quarter also included an effective income tax rate of 21.6%, due mainly to nontaxable changes in the value of outstanding warrants and our assertion to indefinitely reinvest the net earnings of foreign subsidiaries outside the U.S. On an adjusted basis, our results reflected an effective income tax rate of 29.4%.

Half-Year Results

For the six months ended June 30, 2017, income from continuing operations totaled $39.1 million, which included an unrealized gain on financial instruments of $8.6 million related to outstanding warrants. Results compared with income from continuing operations of $21.4 million, which included an unrealized gain on financial instruments of $26.5 million, for the six months ended June 30, 2016.

On an adjusted basis, first-half 2017 income from continuing operations totaled $37.4 million compared with $27.9 million in the first half of 2016.

Diluted earnings per share from continuing operations were $1.13 for the first six months of 2017 and a loss of $0.24 per share for the first half of 2016, reflecting the impact of warrant accounting and transaction-related expenses.

Adjusted diluted EPS from continuing operations totaled $1.39 in the first six months of 2017 and $1.11 in the first half of 2016.

Cash and Short-Term Investments

At June 30, 2017, our cash, cash equivalents, short-term investments and restricted cash totaled $290.7 million, compared with $142.6 million at December 31, 2016.

The change in position resulted from cash provided by operating and financing activities, partially offset by cash used for investing activities.

Net cash provided by financing activities during the first half of 2017 primarily reflected proceeds from our issuance of convertible notes and our financings of 767-300 aircraft, partially offset by payments on debt obligations.

Net cash used for investing activities primarily related to capital expenditures and payments for flight equipment and modifications, including the acquisition of 767-300 aircraft to be converted to freighter configuration.

Outlook

We are increasing our outlook for the full year.

We expect our adjusted income from continuing operations, net of taxes, in 2017 to grow by a percentage in the mid-teens compared with 2016 adjusted income of $114.3 million, approximately double the midpoint of our prior view of mid-single-digit to low-double-digit percentage growth.

In addition, we expect adjusted income from continuing operations, net of taxes, in the third quarter of 2017 to increase by a percentage in the low- to mid-teens compared with our third-quarter 2016 adjusted income of $27.4 million.

Our view reflects solid demand from our customers, the benefits we expect from our growth initiatives, and the steps we have taken to align our business with the faster-growing express and e-commerce markets.

We believe the current demand, including our new services for Asiana Cargo, Cathay Pacific Cargo, FedEx, Hong Kong Air Cargo, Nippon Cargo Airlines and Yangtze River Airlines, the initial accretion from our Amazon operations, and the first full year of contribution from Southern Air provide a strong foundation for earnings growth.

Given the inherent seasonality of airfreight demand, we anticipate that results in 2017 will reflect historical patterns, with more than 70% of our adjusted income occurring in the second half.

For the full year, we expect total block hours to increase approximately 20% compared with 2016, with more than 75% of our hours in ACMI and the balance in Charter.

Aircraft maintenance expense in 2017 should total approximately $255 million, and depreciation and amortization is expected to total approximately $170 million. In addition, core capital expenditures, which exclude aircraft and engine purchases, are expected to total approximately $65 to $75 million, mainly for parts and components for our fleet.

We provide guidance on an adjusted basis because we are unable to predict, with reasonable certainty, the effects of outstanding warrants and other items that could be material to our reported results.

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s second-quarter 2017 financial and operating results at 11:00 a.m. Eastern Time on Wednesday, August 2, 2017.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information,” click on “Presentations” and on the link to the second-quarter call) or at the following Web address:

http://edge.media-server.com/m/p/chhvexim

For those unable to listen to the live call, a replay will be archived on the above websites following the call. A replay will also be available through August 8 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 52437591#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include EBITDA, as adjusted; Direct Contribution; Adjusted income from continuing operations, net of taxes; Adjusted Diluted EPS from continuing operations, net of taxes; Adjusted effective tax rate; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Income from continuing operations, net of taxes; Diluted EPS from continuing operations, net of taxes; Effective tax rate; and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the company’s ongoing operations and in planning and forecasting future periods. In addition, management’s incentive compensation will be determined, in part, by using Adjusted Income from continuing operations, net of taxes. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc., Southern Air Holdings, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers a broad array of Boeing 747, 777, 767, 757 and 737 aircraft for domestic, regional and international applications.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon, including the cost and timing of securing any aircraft necessary to fulfill our agreements; the risk that the anticipated benefits of our agreements with Amazon will not be realized when expected, or at all; the possibility that Amazon may terminate its agreements with the companies; the effect of the announcement or pendency of the transactions contemplated by the agreements with Amazon; failure to successfully integrate the Southern Air business; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2017 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *
Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended

	June 30, 2017	June 30, 2016 June 30, 2017			June 30, 2016

Operating Revenue	$517,366	$443,272	$	992,761	$861,887
Operating Expenses
Salaries, wages and benefits	111,488	101,542		215,575	195,387
Aircraft fuel	83,486	61,353		165,918	124,573
Maintenance, materials and repairs	64,769	55,435		137,585	112,459
Depreciation and amortization	40,986	37,208		78,880	72,213
Aircraft rent	33,792	36,723		69,865	73,760
Travel	34,891	32,010		67,249	62,333
Passenger and ground handling services	23,573	22,019		48,696	42,898
Navigation fees, landing fees and other rent	25,255	18,777		43,790	40,751
Gain on disposal of aircraft	(93)	—		(147)	—
Special charge	—	—		—	6,631
Transaction-related expenses	1,396	16,788		2,312	17,581
Other	39,345	40,593		80,523	72,420

Total Operating Expenses	458,888	422,448		910,246	821,006

Operating Income	58,478	20,824		82,515	40,881

Non-operating Expenses (Income)
Interest income	(1,342)	(1,405)		(2,598)	(3,009)
Interest expense	24,670	20,938		46,194	42,240
Capitalized interest	(1,931)	(690)		(3,711)	(1,047)
Loss on early extinguishment of debt	—	—		—	132
Unrealized gain on financial instruments	(13,763)	(26,475)		(8,550)	(26,475)
Other expense (income)	1,061	48		809	(192)

Total Non-operating Expenses (Income)	8,695	(7,584)		32,144	11,649

Income from continuing operations before income taxes	49,783	28,408		50,371	29,232
Income tax expense	10,739	7,489		11,292	7,842

Income from continuing operations, net of taxes	39,044	20,919		39,079	21,390
Loss from discontinued operations, net of taxes	(105)	(345)		(891)	(345)

Net Income	$38,939	$20,574	$	38,188	$21,045

Earnings per share from continuing operations:
Basic	$1.55	$0.84		$1.55	$0.86

Diluted	$0.92	$(0.26)		$1.13	$(0.24)

Loss per share from discontinued operations:
Basic	$(0.00)	$(0.01)		$(0.04)	$(0.01)

Diluted	$(0.00)	$(0.01)		$(0.03)	$(0.01)

Earnings (loss) per share:
Basic	$1.54	$0.83		$1.51	$0.85

Diluted	$0.92	$(0.28)		$1.09	$(0.26)

Weighted average shares:
Basic	25,257	24,812		25,210	24,761

Diluted	26,791	25,225		26,823	25,036

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	June 30, 2017 December 31, 2016

Assets
Current Assets
Cash and cash equivalents	$271,655	$123,890
Short-term investments	7,920	4,313
Restricted cash	11,092	14,360
Accounts receivable, net of allowance of $965 and $997, respectively	165,013	166,486
Prepaid maintenance	1,899	4,418
Prepaid expenses and other current assets	52,927	44,603

Total current assets	510,506	358,070
Property and Equipment
Flight equipment	4,156,460	3,886,714
Ground equipment	72,167	68,688
Less: accumulated depreciation	(636,189)	(568,946)
Flight equipment modifications in progress	223,489	154,226

Property and equipment, net	3,815,927	3,540,682
Other Assets
Long-term investments and accrued interest	23,008	27,951
Deferred costs and other assets	232,748	204,647
Intangible assets, net and goodwill	111,104	116,029

Total Assets	$4,693,293	$4,247,379

Liabilities and Equity
Current Liabilities
Accounts payable	$80,882	$59,543
Accrued liabilities	406,440	320,887
Current portion of long-term debt and capital lease	196,136	184,748

Total current liabilities	683,458	565,178
Other Liabilities
Long-term debt and capital lease	1,949,983	1,666,663
Deferred taxes	307,962	298,165
Financial instruments and other liabilities	158,588	200,035

Total other liabilities	2,416,533	2,164,863
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized;
30,063,328 and 29,633,605 shares issued, 25,265,748 and 25,017,242, shares outstanding (net of treasury stock), as of June 30, 2017
and December 31, 2016, respectively	301	296
Additional paid-in-capital	703,987	657,082
Treasury stock, at cost; 4,797,580 and 4,616,363 shares, respectively	(192,755)	(183,119)
Accumulated other comprehensive loss	(4,491)	(4,993)
Retained earnings	1,086,260	1,048,072

Total stockholders’ equity	1,593,302	1,517,338

Total Liabilities and Equity	$4,693,293	$4,247,379

[1]	Balance sheet debt at June 30, 2017 totaled $2,146.1 million, including the impact of $108.9 million of unamortized discount and debt issuance costs of $52.2 million.

[2]	The face value of our debt at June 30, 2017 totaled $2,307.2 million, compared with $1,943.4 million on December 31, 2016.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Six Months Ended
	June 30, 2017	June 30, 2016
Operating Activities:
Income from continuing operations, net of taxes	$39,079	$21,390
Less: Loss from discontinued operations, net of taxes	(891)	(345)

Net Income	38,188	21,045
Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and amortization	90,842	81,818
Accretion of debt securities discount	(604)	(650)
Provision for allowance for doubtful accounts	134	321
Special charge, net of cash payments	—	6,631
Loss on early extinguishment of debt	—	132
Unrealized gain on financial instruments	(8,550)	(26,475)
Gain on disposal of aircraft	(147)	—
Deferred taxes	11,000	7,667
Stock-based compensation expense	10,579	10,961
Changes in:
Accounts receivable	(5,204)	39,354
Prepaid expenses, current assets and other assets	(36,067)	(15,382)
Accounts payable and accrued liabilities	12,636	(78,178)

Net cash provided by operating activities	112,807	47,244
Investing Activities:
Capital expenditures	(45,237)	(27,239)
Payments for flight equipment and modifications	(226,812)	(186,213)
Acquisition of business, net of cash acquired	—	(107,498)
Proceeds from investments	1,941	7,512
Proceeds from disposal of aircraft	147	—

Net cash used for investing activities	(269,961)	(313,438)
Financing Activities:
Proceeds from debt issuance	435,325	84,790
Proceeds from revolving credit facility	150,000	—
Payment of revolving credit facility	(150,000)	—
Customer maintenance reserves and deposits received	18,062	7,187
Customer maintenance reserves paid	(6,384)	—
Proceeds from sale of convertible note warrants	38,148	—
Payments for convertible note hedges	(70,140)	—
Purchase of treasury stock	(9,636)	(4,255)
Excess tax benefit from stock-based compensation expense	—	168
Payment of debt issuance costs	(10,323)	(1,074)
Payments of debt	(93,401)	(91,208)

Net cash provided by (used for) financing activities	301,651	(4,392)
Net increase (decrease) in cash, cash equivalents and restricted cash	144,497	(270,586)
Cash, cash equivalents and restricted cash at the beginning of period	138,250	438,931

Cash, cash equivalents and restricted cash at the end of period	$282,747	$168,345

Noncash Investing and Financing Activities:
Acquisition of flight equipment included in Accounts payable and accrued liabilities	$75,668	$15,448

Acquisition of flight equipment under capital lease	$32,380	$-

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	June 30, 2016 June 30, 2017		June 30, 2016
Operating Revenue:
ACMI	$229,179	$211,722	$429,873	$394,462
Charter	255,820	202,451	499,718	404,754
Dry Leasing	28,560	25,066	55,317	53,258
Customer incentive asset amortization	(898)	—	(1,343)	—
Other	4,705	4,033	9,196	9,413

Total Operating Revenue	$517,366	$443,272	$992,761	$861,887

Direct Contribution:
ACMI	$53,524	$45,490	$89,487	$70,230
Charter	36,884	24,856	54,070	45,633
Dry Leasing	9,661	6,878	19,384	17,286

Total Direct Contribution for Reportable Segments	100,069	77,224	162,941	133,149

Unallocated income and expenses, net	(62,746)	(58,503)	(118,955)	(106,048)
Loss on early extinguishment of debt	—	—	—	(132)
Unrealized gain on financial instruments	13,763	26,475	8,550	26,475
Special charge	—	—	—	(6,631)
Transaction-related expenses	(1,396)	(16,788)	(2,312)	(17,581)
Gain on disposal of aircraft	93	—	147	—

Income from continuing operations before income taxes	49,783	28,408	50,371	29,232

Add back (subtract):
Interest income	(1,342)	(1,405)	(2,598)	(3,009)
Interest expense	24,670	20,938	46,194	42,240
Capitalized interest	(1,931)	(690)	(3,711)	(1,047)
Loss on early extinguishment of debt	—	—	—	132
Unrealized gain on financial instruments	(13,763)	(26,475)	(8,550)	(26,475)
Other expense (income)	1,061	48	809	(192)

Operating Income	$58,478	$20,824	$82,515	$40,881

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing. Each segment has different commercial and economic characteristics, which are separately reviewed by our chief operating decision maker.

Direct Contribution consists of income (loss) from continuing operations before taxes, excluding loss on the early extinguishment of debt, unrealized gain on financial instruments, special charge, transaction-related expenses, gain on the disposal of aircraft, nonrecurring items, and unallocated income and expenses, net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated income and expenses, net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, other revenue and other nonoperating costs.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	June 30, 2017	June 30, 2016	Percent Change

Income from continuing operations, net of taxes	$39,044	$20,919	86.6%
Impact from:
Gain on disposal of aircraft	(93)	—
Transaction-related expenses	1,396	16,788
Accrual for legal matters and professional fees	263	6,697
Noncash expenses and income, net[1]	3,651	1,882
Unrealized gain on financial instruments[2]	(13,763)	(26,475)
Income tax effect of reconciling items	(1,383)	351

Adjusted income from continuing operations, net of taxes	$29,115	$20,162	44.4%

Weighted average diluted shares outstanding	26,791	25,225

Adjusted Diluted EPS from continuing operations, net of taxes	$1.09	$0.80	36.3%

		For the Six Months Ended

	June 30, 2017	June 30, 2016	Percent Change

Income from continuing operations, net of taxes	$39,079	$21,390	82.7%
Impact from:
Gain on disposal of aircraft	(147)	—
Special charge	—	6,631
Transaction-related expenses	2,311	17,581
Accrual for legal matters and professional fees	337	6,987
Noncash expenses and income, net[1]	6,063	3,726
Charges associated with refinancing debt	—	132
Unrealized gain on financial instruments[2]	(8,550)	(26,475)
Income tax effect of reconciling items	(1,704)	(2,066)

Adjusted income from continuing operations, net of taxes	$37,389	$27,906	34.0%

Weighted average diluted shares outstanding	26,823	25,036

Adjusted Diluted EPS from continuing operations, net of taxes	$1.39	$1.11	25.2%

[1]	Noncash expenses and income, net in 2017 primarily related to amortization of debt discount on outstanding convertible notes and amortization of customer incentive related to outstanding warrants. Noncash expenses and income, net in 2016 primarily related to amortization of debt discount on outstanding convertible notes.

[2]	Unrealized gain on financial instruments related to outstanding warrants.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	June 30, 2017		June 30, 2016
Net Cash Provided by Operating Activities	$	94,153	$27,805
Less:
Capital expenditures		23,564	16,557
Capitalized interest		$1,931	$690

Free Cash Flow[1]	$	68,658	$10,558

	For the Six Months Ended

	June 30, 2017		June 30, 2016

Net Cash Provided by Operating Activities	$	112,807	$47,244
Less:
Capital expenditures		45,237	27,239
Capitalized interest		$3,711	$1,047

Free Cash Flow[1]	$	63,859	$18,958

[1]	Free Cash Flow = Cash Flows from Operations minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

	For the Three Months Ended				For the Six Months Ended

	June 30, 2017			June 30, 2016	June 30, 2017		June 30, 2016

Income from continuing operations, net of taxes	$	39,044		$20,919	$	39,079		$21,390
Income tax expense		10,739		7,489		11,292		7,842

Income from continuing operations before income taxes		49,783		28,408		50,371		29,232
Noncash expenses and income, net[1]		3,651		1,882		6,063		3,726
Gain on disposal of aircraft		(93)		—		(147)		—
Special charge[2]		—		—		—		6,631
Transaction-related expenses		1,396		16,788		2,311		17,581
Accrual for legal matters and professional fees		263		6,697		337		6,987
Charges associated with refinancing debt		—		—		—		132
Unrealized gain on financial instruments		(13,763)		(26,475)		(8,550)		(26,475)

Adjusted pretax income		41,237		27,300		50,385		37,814
Interest expense, net[3]		19,117		17,558		36,234		35,651
Other non-operating expenses (income)		1,061		48		809		(192)

Adjusted operating income		61,415		44,906		87,428		73,273
Depreciation and amortization		40,986		37,208		78,880		72,213

EBITDA, as adjusted[4]	$	102,401		$82,114	$	166,308		$145,486

Income tax expense	$	10,739		$7,489	$	11,292		$7,842
Income tax effect of reconciling items[5]		(1,383)		351		(1,704)		(2,066)

Adjusted income tax expense		12,122		7,138		12,996		9,908
Adjusted pretax income	$	41,237		$27,300	$	50,385		$37,814

Adjusted effective tax rate		29.4	%	26.1%		25.8	%	26.2%

[1]	Reflects impact of noncash expenses and income related to convertible notes, debt and investments, and amortization of customer incentive related to outstanding warrants.

[2]	Special charge in 2016 primarily represented a loss on engines held for sale.

[3]	Reflects impact of noncash expenses and income related to convertible notes, debt and investments.

[4]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, noncash interest expenses and income, net, gain on disposal of aircraft, special charge, transaction-related expenses, accrual for legal matters and professional fees, charges associated with refinancing debt, and unrealized gain on financial instruments, as applicable.

[5]	See Non-GAAP reconciliation of Adjusted income from continuing operations, net of taxes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended		Increase/ For the Six Months Ended			Increase/
	June 30, 2017	June 30, 2016	(Decrease) June 30, 2017		June 30, 2016	(Decrease)
Block Hours
ACMI	44,819	39,862	4,957	83,735	69,391	14,344
Charter
Cargo	11,288	8,671	2,617	22,228	16,901	5,327
Passenger	4,611	4,343	268	9,456	8,278	1,178
Other	570	436	134	985	892	93

Total Block Hours	61,288	53,312	7,976	116,404	95,462	20,942

Revenue Per Block Hour
ACMI	$5,113	$5,311	$(198)	$5,134	$5,685	$(551)
Charter	$16,090	$15,556	$534	$15,772	$16,075	$(303)
Cargo	$16,119	$14,848	$1,271	$15,710	$15,430	$280
Passenger	$16,020	$16,971	$(951)	$15,918	$17,393	$(1,475)
Average Utilization (block hours per day)
ACMI[1]	9.1	9.0	0.1	8.9	8.7	0.2
Charter
Cargo	10.3	8.4	1.9	9.4	8.3	1.1
Passenger	7.6	9.0	(1.4)	7.7	8.9	(1.2)

All Operating Aircraft[1,2]	9.3	8.9	0.4	9.0	8.7	0.3
Fuel
Charter
Average fuel cost per gallon	$1.85	$1.68	$0.17	$1.86	$1.74	$0.12
Fuel gallons consumed (000s)	45,229	36,585	8,644	89,156	71,530	17,626

[1]	ACMI and All Operating Aircraft averages in the second quarter and first six months of 2017 reflect the impact of increases in the number of CMI aircraft and amount of CMI flying compared with the same periods of 2016.

[2]	Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended Increase/				For the Six Months Ended		Increase/

	June 30, 2017	June 30, 2016 (Decrease)		June 30, 2017		June 30, 2016	(Decrease)

Segment Operating Fleet (average aircraft equivalents during the period)
ACMI[1]
747-8F Cargo	7.6	7.8	(0.2)		7.3		8.3	(1.0)
747-400 Cargo	14.1	13.5	0.6		13.4		13.1	0.3
747-400 Dreamlifter	3.2	3.2	—		3.1		3.0	0.1
777-200 Cargo	5.0	4.7	0.3		5.0		2.3	2.7
767-300 Cargo	8.2	4.0	4.2		7.0		3.7	3.3
767-200 Cargo	9.0	9.0	—		9.0		9.0	—
737-400 Cargo	5.0	4.7	0.3		5.0		2.3	2.7
747-400 Passenger	1.0	1.0	—		1.0		1.0	—
767-200 Passenger	1.0	1.0	—		1.0		1.0	—

Total	54.1	48.9	5.2		51.8		43.7	8.1
Charter
747-8F Cargo	2.3	2.1	0.2		2.6		1.6	1.0
747-400 Cargo	9.7	9.2	0.5		10.4		9.6	0.8
747-400 Passenger	2.0	2.0	—		2.0		2.0	—
767-300 Passenger	4.7	3.3	1.4		4.8		3.1	1.7

Total	18.7	16.6	2.1		19.8		16.3	3.5
Dry Leasing
777-200 Cargo	6.0	6.0	—		6.0		6.0	—
767-300 Cargo	5.8	2.0	3.8		4.7		1.7	3.0
757-200 Cargo	1.0	1.0	—		1.0		1.0	—
737-300 Cargo	1.0	1.0	—		1.0		1.0	—
737-800 Passenger	1.0	1.0	—		1.0		1.0	—

Total	14.8	11.0	3.8		13.7		10.7	3.0

Less: Aircraft Dry Leased to CMI customers	(5.8)	(2.0)	(3.8)		(4.7)		(1.7)	(3.0)

Total Operating Average Aircraft Equivalents	81.8	74.5	7.3		80.6		69.0	11.6

[1]	ACMI average fleet excludes spare aircraft provided by CMI customers.